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                                                                      EXHIBIT 11

              ACCENT SOFTWARE INTERNATIONAL LTD. AND SUBSIDIARIES

                       COMPUTATION OF NET LOSS PER SHARE
             (U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                            FOR THE THREE MONTHS
                                                                 FOR THE YEAR ENDED                ENDED
                                                                    DECEMBER 31,                 MARCH 31,
                                                           -------------------------------  --------------------
                                                             1993       1994       1995       1995       1996
                                                           ---------  ---------  ---------  ---------  ---------

Net Loss.................................................  $    (735) $  (3,134) $  (7,848) $  (1,805) $  (3,932)
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------

Weighted Average Number of Shares and Equivalent Shares
 Outstanding:

Weighted average number of shares outstanding............      1,259      3,985      6,263      5,051      9,570

Effect of stock options and warrants(1)..................        634        634        158        158         --
                                                           ---------  ---------  ---------  ---------  ---------

                                                               1,893      4,619      6,421      5,209      9,570
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------

Net Loss Per Share.......................................  $   (0.39) $   (0.68) $   (1.22) $   (0.35) $   (0.41)
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
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(1) Shares  related to  options and  warrants granted  within the  twelve months preceding the Company's initial public offering at exercise prices below the initial public  offering  price, have  been  retroactively included  in  the calculation  of net loss per share, whether  or not dilutive, as required by the regulations of the Securities and Exchange Commission.